UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 3, 2006
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
SIGNATURES

Item 2.02. Results of Operations and Financial Condition.
The following information consists of a press release dated February 3, 2006, including financial information and financial data relating to American Axle & Manufacturing Holdings, Inc. for the three and twelve months ended December 31, 2005. The information is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Axle & Manufacturing Holdings, Inc. specifically incorporates the information by reference.
American Axle & Manufacturing Reports
Fourth Quarter and Full Year 2005 Financial Results
Non-GM sales grow to $754 million, or 22% of total net sales in 2005
Detroit, Michigan, February 3, 2006 — American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported its financial results for the fourth quarter and full year 2005.
Fourth Quarter Highlights:
•	Fourth quarter sales of $852.6 million

•	4% year-over-year decline in production volumes

•	Non-GM sales increased over 12% to $193.0 million, or approximately 23% of total net sales

•	Net earnings of $4.5 million, or $0.09 per share

•	Fourth quarter results include an $8.7 million charge ($0.12 per share in the quarter) for lump-sum voluntary separation payments accepted by approximately 160 hourly and salaried associates
Full Year Highlights:
•	Net sales of $3.4 billion

•	10% year-over-year decline in production volumes

•	Non-GM sales increased to $754.4 million, or 22% of total net sales in 2005

•	Net earnings of $56.0 million, or $1.10 per share

•	Increased new and incremental business backlog by more than $1.0 billion to approximately $1.4 billion in future annual sales

•	New customers include Nissan, Audi, Ssangyong, Hino, Jatco, Koyo and Harley Davidson
AAM reported fourth quarter diluted earnings per share of $0.09 compared to $0.61 per share in the fourth quarter of 2004. Earnings for the full year 2005 were $56.0 million as compared to $159.5 million in 2004. Full year 2005 diluted earnings per share were $1.10 as compared to $2.98 per share in 2004.
“In a year of challenge and change for the domestic automotive supply industry, AAM continued to generate profits and invest in exciting new and strategic business growth initiatives, “ said American Axle & Manufacturing Co-Founder, Chairman of the Board & CEO, Richard E. Dauch. “In 2005, we made significant progress on AAM’s long-term strategic goals of expanding our product portfolio, served markets, customer base and global manufacturing footprint. We are especially pleased with the growth in our backlog of orders for our newest driveline technology supporting all-wheel-drive applications for passenger cars and crossover vehicles. We are also looking forward to the 2006 calendar year launch of our new regional manufacturing facility in Changshu, China.”

Sales in the fourth quarter of 2005 were $852.6 million as compared to $875.6 million in the fourth quarter of 2004. Sales to customers other than GM represented approximately 23% of total sales in the quarter versus 20% in the fourth quarter of 2004. AAM’s sales for the full year 2005 were $3.4 billion as compared to $3.6 billion in 2004. Non-GM sales increased by more than $26 million in 2005 to $754.4 million, or 22% of total sales as compared to 20% in the prior year.
Lower GM light truck production volumes resulted in an overall decrease in AAM’s sales in 2005 as compared to 2004. Mix shifts favoring four-wheel drive (4WD) and all-wheel drive (AWD) versions of our full-size and mid-size light truck programs favorably impacted content-per-vehicle in 2005. AAM defines its 4WD/AWD penetration rate as the total number of front axles produced divided by the number of rear axles produced for the vehicle programs on which it sells product. AAM sales content per vehicle was $1,201 for the full year 2005 as compared to $1,173 for the full year 2004.
Gross margin in the fourth quarter of 2005 was 7.5% as compared to 11.1% in the fourth quarter of 2004. Operating income was $8.1 million, or 1% of sales in the fourth quarter of 2005 versus $47.8 million, or 5.5% of sales for the fourth quarter of 2004. Gross margin for the full year 2005 was 9.0% as compared to 13.2% in 2004. Operating income was $105.1 million, or 3.1% of sales in 2005 as compared to $284.8, or 7.9% of sales in 2004.
AAM’s lower gross margin and operating income performance in 2005 reflects the impact of lower production volumes scheduled by our customers; higher energy, steel and other metallic material prices; and the increased cost of providing healthcare, pension and supplemental unemployment benefits to our hourly associates.
AAM defines free cash flow to be net cash provided by (or used in) operating activities less capital expenditures and dividends paid. Net cash provided by operating activities in 2005 was $280.4 million. AAM’s capital expenditures in support of new product programs and other safety, quality and productivity initiatives were $305.7 million in 2005. Pursuant to its quarterly cash dividend program, AAM paid $30.4 million in dividends in 2005. Reflecting the impact of this activity, AAM’s free cash flow in 2005 was a use of $55.7 million. Net debt to capital at year-end 2005 was 32.8% as compared to 31.2% at year-end 2004.
AAM’s research and development (R&D) spending increased over 7% in 2005 to $73.6 million versus $68.6 million in 2004. AAM continues to emphasize the integration of electronics in its product portfolio. AAM also continues to invest in the development of new products targeted for growth segments of the global automotive industry, especially rear-wheel drive (RWD) and AWD driveline systems for passenger cars and crossover vehicles.
AAM’s new and incremental business backlog now totals approximately $1.4 billion of future annual sales launching from 2006 — 2012. AAM’s newest rear-wheel drive and all-wheel drive technologies are featured in seven driveline system awards for passenger car and crossover vehicle programs being developed by three global OEMs. Two of these awards support global RWD passenger car programs and five are for global crossover vehicle programs. In addition to GM and the Chrysler Group, AAM’s expanded customer base now includes Nissan, Audi, Ssangyong, Hino, Jatco, Koyo and Harley-Davidson.
A conference call to review AAM’s fourth quarter and full year 2005 results is scheduled today at 10:00 a.m. EST. Interested participants may listen to the live conference call by logging onto AAM’s investor web site at http://investor.aam.com or calling (877) 278-1452 from the United States or (706) 643-3736 from outside the United States. A replay will be available from 12:00 p.m. EST on February 3, 2006 until 5:00 p.m. EST February 10, 2006 by dialing (800) 642-1687 from the United States or (706) 645-9291 from outside the United States. When prompted, callers should enter conference reservation number 3863879.

Recent developments
On January 9, 2006, AAM announced that the 2007 Jeep® Wrangler Rubicon, awarded during 2005, will feature AAM’s patented electronically-controlled SmartBar™ stabilizer system.
On January 12, 2006, AAM announced that it will establish a regional manufacturing facility in Changshu, China, near Shanghai. It is anticipated that the groundbreaking for this facility will occur in the spring of 2006, and preliminary production builds are planned for late 2006.
On January 12, 2006, AAM announced that its backlog of new and incremental business launching from 2006 through 2012 is estimated at approximately $1.4 billion in future annual sales. AAM also updated earnings guidance for 2005 and provided its initial outlook for 2006 earnings and cash flow.
Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission (SEC) rules and is included in the attached supplemental data.
Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company’s business and operating performance. Management also uses this information for operational planning and decision-making purposes.
Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.
AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles and passenger cars. In addition to locations in the United States (in Michigan, New York and Ohio), AAM also has offices and facilities in Brazil, China, England, Germany, India, Japan, Mexico, Scotland and South Korea.

Certain statements in this press release are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “will,” “expect,” “anticipate,” “intend,” “project,” and similar words or expressions are intended to identify forward-looking statements. These statements speak only as of the date of this press release. The statements are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: reduced demand of our customers’ products (particularly light trucks and SUVs produced by GM and DaimlerChrysler); reduced purchases of our products by GM, DaimlerChrysler or other customers; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to maintain satisfactory labor relations and avoid work stoppages; our customers’ and their suppliers ability to maintain satisfactory labor relations and avoid work stoppages; our ability to attract and retain key associates; our ability and our customers’ and their suppliers ability to successfully launch new product programs; our ability to respond to changes in technology or increased competition; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations and fuel costs); adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statements.
# # #

For more information

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Christopher M. Son
Director, Corporate Relations	Director, Investor Relations
(313) 758-4880	(313) 758-4814
grayc@aam.com	chris.son@aam.com

Or visit the AAM website at www.aam.com

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(In millions, except per share data)
Net sales	$852.6	$875.6	$3,387.3	$3,599.6

Cost of goods sold	788.9	778.8	3,082.6	3,125.1

Gross profit	63.7	96.8	304.7	474.5

Selling, general and administrative expenses	55.6	49.0	199.6	189.7

Operating income	8.1	47.8	105.1	284.8

Net interest expense	(7.2)	(5.3)	(27.2)	(25.5)

Other income (expense)
Debt refinancing and redemption costs	—	—	—	(23.5)
Other income (expense), net	2.3	(1.0)	2.1	—

Income before income taxes	3.2	41.5	80.0	235.8

Income taxes	(1.3)	10.2	24.0	76.3

Net income	$4.5	$31.3	$56.0	$159.5

Diluted earnings per share	$0.09	$0.61	$1.10	$2.98

Diluted shares outstanding	51.1	51.5	51.1	53.5

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2005	2004
	(In millions)
ASSETS

Current assets
Cash and cash equivalents	$3.7	$14.4
Accounts receivable, net	328.0	334.9
Inventories, net	207.2	196.8
Prepaid expenses and other	45.5	39.1
Deferred income taxes	17.0	7.4

Total current assets	601.4	592.6

Property, plant and equipment, net	1,836.0	1,713.0
Deferred income taxes	3.0	6.8
Goodwill	147.8	147.8
Other assets and deferred charges	78.4	78.6

Total assets	$2,666.6	$2,538.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$381.1	$398.6
Other accrued expenses	168.1	187.0

Total current liabilities	549.2	585.6

Long-term debt	489.2	448.0
Deferred income taxes	116.1	114.5
Postretirement benefits and other long-term liabilities	517.3	435.2

Total liabilities	1,671.8	1,583.3

Stockholders’ equity	994.8	955.5

Total liabilities and stockholders’ equity	$2,666.6	$2,538.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(In millions)
Operating activities
Net income	$4.5	$31.3	$56.0	$159.5
Depreciation and amortization	50.1	45.7	185.1	171.1
Other	82.4	148.1	39.3	122.6

Net cash flow provided by operating activities	137.0	225.1	280.4	453.2

Purchases of property, plant & equipment	(62.1)	(81.4)	(305.7)	(240.2)

Net cash flow after purchases of property, plant & equipment	74.9	143.7	(25.3)	213.0

Net cash flow provided by (used in) operations	74.9	143.7	(25.3)	213.0

Net increase (decrease) in long-term debt	(70.1)	(88.1)	40.6	293.4
Redemption of 9.75% Notes	—	—	—	(314.6)
Debt issuance costs	—	—	—	(9.7)
Employee stock option exercises	0.3	1.6	4.6	13.6
Dividends paid	(7.7)	(7.5)	(30.4)	(23.0)
Purchase of treasury stock	—	(40.0)	—	(171.0)

Net cash flow provided by (used in) financing activities	(77.5)	(134.0)	14.8	(211.3)

Effect of exchange rate changes on cash	(0.1)	0.2	(0.2)	0.3

Net increase (decrease) in cash and cash equivalents	(2.7)	9.9	(10.7)	2.0

Cash and cash equivalents at beginning of period	6.4	4.5	14.4	12.4

Cash and cash equivalents at end of period	$3.7	$14.4	$3.7	$14.4

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
     The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(In millions)
Net income	$4.5	$31.3	$56.0	$159.5
Interest expense	7.4	5.3	27.9	25.8
Income taxes	(1.3)	10.2	24.0	76.3
Depreciation and amortization	50.1	45.7	185.1	171.1

EBITDA	$60.7	$92.5	$293.0	$432.7

Net debt(b) to capital

	December 31,	December 31,
	2005	2004
	(In millions, except percentages)
Total debt	$489.2	$448.0
Less: cash and cash equivalents	3.7	14.4

Net debt at end of period	485.5	433.6

Stockholders’ equity	994.8	955.5

Total invested capital at end of period	$1,480.3	$1,389.1

Net debt to capital(c)	32.8%	31.2%

(a)	We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b)	Net debt is equal to total debt less cash and cash equivalents.

(c)	Net debt to capital is equal to net debt divided by the sum of stockholders’ equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
     The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Net Operating Cash Flow and Free Cash Flow(d)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(In millions)
Net cash provided by operating activities	$137.0	$225.1	$280.4	$453.2
Less: purchases of property, plant & equipment	(62.1)	(81.4)	(305.7)	(240.2)

Net operating cash flow	74.9	143.7	(25.3)	213.0

Less: dividends paid	(7.7)	(7.5)	(30.4)	(23.0)

Free cash flow	$67.2	$136.2	$(55.7)	$190.0

After-Tax Return on Invested Capital (ROIC)(e)

					Trailing Twelve
	Quarter Ended				Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2005	2005	2005	2005	2005
	(In millions, except percentages)
Net income	$13.3	$18.9	$19.3	$4.5	$56.0
After-tax net interest expense(f)	4.1	4.4	4.9	5.6	19.0

After-tax return	$17.4	$23.3	$24.2	$10.1	$75.0

Net debt at end of period					$485.5
Stockholder’s equity at end of period					994.8

Invested capital at end of period					1,480.3
Invested capital at beginning of period					1,389.1

Average invested capital(g)					$1,434.7

After-Tax ROIC(h)					5.2%

(d)	We define net operating cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is defined as net operating cash flow less dividends paid. We believe net operating cash flow and free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Net operating cash flow is also a key metric used in our calculation of incentive compensation. Other companies may calculate net operating cash flow and free cash flow differently.

(e)	We believe that ROIC is a meaningful overall measure of business performance because it reflects the company’s earnings performance relative to its investment level. ROIC is also a key metric used in our calculation of incentive compensation. Other companies may calculate ROIC differently.

(f)	After-tax net interest expense is equal to multiplying net interest expense by the applicable effective income tax rate for each presented quarter.

(g)	Average invested capital is equal to the average of invested capital at the beginning of the year and end of the year.

(h)	After-tax ROIC is equal to after-tax return divided by average invested capital.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: February 3, 2006	By:	/s/ Michael K. Simonte
Michael K. Simonte Vice President — Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)